Exhibit 4.7
Execution Version

SUPPLEMENTAL INDENTURE
SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”) to the Indenture (as defined below), dated as of February 13, 2023, by and among Crestwood Permian Basin Holdings LLC, a Delaware limited liability company (“CPJV”) and indirect wholly owned subsidiary of Crestwood Midstream Partners LP, a Delaware limited partnership (the “Company”), CPB Subsidiary Holdings LLC, a Delaware limited liability company and direct wholly owned subsidiary of CPJV (“CPB Subsidiary”), Crestwood New Mexico Pipeline LLC, a Texas limited liability company and indirect wholly owned subsidiary of CPJV (“Crestwood New Mexico”), CPB Transportation & Marketing LLC, a Delaware limited liability company and indirect wholly owned subsidiary of CPJV (“CPB Transportation”), CPB Operator LLC, a Delaware limited liability company and indirect wholly owned subsidiary of CPJV (“CPB Operator”), CPB Water LLC, a Delaware limited liability company and indirect wholly owned subsidiary of CPJV (“CPB Water”), CPB Bowser SWD #1 LLC, a Delaware limited liability company and indirect wholly owned subsidiary of CPJV (“CPB Bowser #1) and CPB Bowser SWD #2 LLC, a Delaware limited liability company and indirect wholly owned subsidiary of CPJV (“CPB Bowser #2” and, together with CPJV, CPB Subsidiary, Crestwood New Mexico, CPB Transportation, CPB Operator, CPB Water, and CPB Bowser #1, the “New Guarantors”), each a Domestic Subsidiary of the Company, the Company, Crestwood Midstream Finance Corporation, a Delaware corporation (the “Co-Issuer” and, together, with the Company, the “Issuers”), each existing Guarantor under the Indenture (as set forth on Schedule A attached hereto, collectively, the “Existing Guarantors”) and U.S. Bank Trust Company, National Association, as trustee under the Indenture referred to below (the “Trustee”).
W I T N E S S E T H
WHEREAS, the Issuers and the Existing Guarantors have heretofore executed and delivered to the Trustee an indenture (as amended and supplemented to the date hereof, the “Indenture”), dated as of January 19, 2023, providing for the issuance of the Issuers’ 7.375% Senior Notes due 2031 (the “Notes”);
WHEREAS, on July 11, 2022, pursuant to the consummation of the transactions contemplated under the Contribution Agreement, dated as of May 25, 2022, by and between Crestwood Equity Partners LP, a Delaware limited partnership of which the Company is a direct wholly owned subsidiary (“CEQP”), and FR XIII Crestwood Permian Basin Holdings LLC, a Delaware limited liability company (“FR XIII Crestwood”), FR XIII Crestwood contributed to CEQP 50% of the issued and outstanding membership interests in CPJV, CPJV became a wholly owned subsidiary of CEQP and CEQP was admitted as the sole member of CPJV;
WHEREAS, on January 25, 2023, the Amended and Restated Credit Agreement, dated as of June 25, 2021, by and among CPB Subsidiary, CPJV, Wells Fargo Bank, National Association, the institutions set forth on Schedule 1 thereto and the other lenders party thereto, as amended by that certain First Amendment thereto, dated as of April 13, 2022, and as further amended, modified and supplemented from time to time, was repaid in full and terminated, following which each of the New Guarantors will become guarantors under that certain Third Amended and Restated Credit Agreement, dated as of December 20, 2021, among the Company, the lenders party thereto in their capacities as lenders thereunder, Wells Fargo Bank, National Association, as administrative agent and collateral agent, and the other parties thereto, as amended by that certain First Amendment thereto, dated as of October 14, 2022;
WHEREAS, Section 4.15 of the Indenture provides that under the circumstances set forth therein, the New Guarantors shall execute and deliver to the Trustee a supplemental indenture pursuant to which the New Guarantors shall unconditionally guarantee all of the Issuers’ Obligations under the Indenture and the Notes on the terms and conditions set forth herein (the “Note Guarantee”); and
WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee, the Issuers and the Existing Guarantors are authorized to execute and deliver this Supplemental Indenture.
NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Guarantors, the Issuers, the Existing Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders as follows:
1.DEFINED TERMS. Defined terms used herein without definition shall have the meanings assigned to them in the Indenture.
2.AGREEMENT TO GUARANTEE. The New Guarantors hereby unconditionally Guarantee, jointly and severally with all Existing Guarantors, on the terms and subject to the conditions set forth in Article 10 of the Indenture and agrees to be bound by all other applicable provisions of the Indenture and the Notes and to perform all of the obligations and agreements of a Guarantor under the Indenture.
3.NO RECOURSE AGAINST OTHERS. No past, present or future director, manager, officer, employee, incorporator, stockholder, member or partner of either of the Issuers, any parent entity of the Company or any Subsidiary of the Company, as such, will have any liability for any obligations of the Issuers or the Guarantors under the Notes, this Indenture, the Note Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.
4.NOTICES. All notices or other communications to the New Guarantors shall be given as provided in Section 12.02 of the Indenture.
5.RATIFICATION OF INDENTURE; SUPPLEMENTAL INDENTURES PART OF INDENTURE. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.
6.GOVERNING LAW. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
7.COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.
8.EFFECT OF HEADINGS. The Section headings of this Supplemental Indenture have been inserted for convenience of reference only and are not to be considered part of this
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Supplemental Indenture or the Indenture and will in no way modify or restrict any of the terms or provisions hereof or thereof.
9.SEVERABILITY. In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.
10.TRUSTEE MAKES NO REPRESENTATION. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture. The recitals and statements herein are deemed to be those of the Issuers and the Guarantors and not those of the Trustee, and the Trustee assumes no responsibility for their correctness.
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IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.
Dated: February 13, 2023
CRESTWOOD MIDSTREAM PARTNERS LP

By: Crestwood Midstream GP LLC, its General Partner
By:    /s/ Michael K. Post
Name:    Michael K. Post
Title:    Vice President, Associate General Counsel & Corporate Secretary

CRESTWOOD MIDSTREAM FINANCE CORP.
By:    /s/ Michael K. Post
Name:    Michael K. Post
Title:    Vice President, Associate General Counsel & Corporate Secretary

Signature Page to Crestwood 2031 Supplemental Indenture

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee

By:    /s/ Brian Jensen
Name:    Brian Jensen
Title:    Vice President

Signature Page to Crestwood 2031 Supplemental Indenture

ARROW MIDSTREAM HOLDINGS, LLC
CMLP TRES MANAGER LLC
CMLP TRES OPERATOR LLC
CRESTWOOD APPALACHIA PIPELINE LLC
CRESTWOOD CRUDE SERVICES LLC
CRESTWOOD ENERGY SERVICES LLC
CRESTWOOD MARCELLUS PIPELINE LLC
CRESTWOOD MIDSTREAM OPERATIONS LLC
CRESTWOOD OPERATIONS LLC
CRESTWOOD PIPELINE LLC
ROUGH RIDER OPERATING LLC
ROUGH RIDER MIDSTREAM SERVICES LLC
CRESTWOOD SENDERO GP LLC

By: Crestwood Midstream Partners LP, its Sole Member

By: Crestwood Midstream GP LLC, its General Partner

By:    /s/ Michael K. Post
Name:    Michael K. Post
Title:    Vice President, Associate General Counsel & Corporate Secretary

ARROW FIELD SERVICES, LLC
ARROW PIPELINE, LLC
ARROW WATER, LLC
ARROW WATER SERVICES LLC

By: Arrow Midstream Holdings, LLC, its Sole Member

By:    /s/ Michael K. Post
Name:    Michael K. Post
Title:    Vice President, Associate General Counsel & Corporate Secretary

Signature Page to Crestwood 2031 Supplemental Indenture

CRESTWOOD ARKANSAS PIPELINE LLC
CRESTWOOD PANHANDLE PIPELINE LLC

By: Crestwood Pipeline LLC, its Sole Member

By:    /s/ Michael K. Post
Name:    Michael K. Post
Title:    Vice President, Associate General Counsel & Corporate Secretary

CRESTWOOD CRUDE LOGISTICS LLC
FINGER LAKES LPG STORAGE, LLC

By: Crestwood Midstream Operations LLC, its Sole Member

By:    /s/ Michael K. Post
Name:    Michael K. Post
Title:    Vice President, Associate General Counsel & Corporate Secretary

CRESTWOOD CRUDE TERMINALS LLC
CRESTWOOD CRUDE TRANSPORTATION LLC
CRESTWOOD DAKOTA PIPELINES LLC

By: Crestwood Crude Logistics LLC, its Sole Member

By:    /s/ Michael K. Post
Name:    Michael K. Post
Title:    Vice President, Associate General Counsel & Corporate Secretary

Signature Page to Crestwood 2031 Supplemental Indenture

CRESTWOOD MARCELLUS MIDSTREAM LLC

By: Crestwood Marcellus Pipeline LLC, its Sole Member

By:    /s/ Michael K. Post
Name:    Michael K. Post
Title:    Vice President, Associate General Counsel & Corporate Secretary

E. MARCELLUS ASSET COMPANY, LLC

By: Crestwood Marcellus Midstream LLC, its Sole Member

By:    /s/ Michael K. Post
Name:    Michael K. Post
Title:    Vice President, Associate General Counsel & Corporate Secretary

CRESTWOOD SALES & SERVICE INC.

By: Crestwood Services LLC, its Sole Shareholder

By:    /s/ Michael K. Post
Name:    Michael K. Post
Title:    Vice President, Associate General Counsel & Corporate Secretary

CRESTWOOD TRANSPORTATION LLC
STELLAR PROPANE SERVICE, LLC

By: Crestwood Services LLC, its Sole Member

By:    /s/ Michael K. Post
Name:    Michael K. Post
Title:    Vice President, Associate General Counsel & Corporate Secretary

Signature Page to Crestwood 2031 Supplemental Indenture

CRESTWOOD SERVICES LLC

By: Crestwood Operations LLC, its Sole Member

By:    /s/ Michael K. Post
Name:    Michael K. Post
Title:    Vice President, Associate General Counsel & Corporate Secretary

BEARTOOTH DEVCO LLC
BIGHORN DEVCO LLC
BOBCAT DEVCO LLC
PANTHER DEVCO LLC

By: Rough Rider Operating LLC, its Managing Member
By:    /s/ Michael K. Post
Name:    Michael K. Post
Title:    Vice President, Associate General Counsel & Corporate Secretary

Signature Page to Crestwood 2031 Supplemental Indenture

SENDERO MIDSTREAM PARTNERS, LP

By: Crestwood Sendero GP LLC, its General Partner

By:    /s/ Michael K. Post
Name:    Michael K. Post
Title:    Vice President, Associate General Counsel & Corporate Secretary

SENDERO MIDSTREAM HOLDINGS, LLC

By: Sendero Midstream Partners, LP, its Sole Member

By: Crestwood Sendero GP LLC, its General Partner

By:    /s/ Michael K. Post
Name:    Michael K. Post
Title:    Vice President, Associate General Counsel & Corporate Secretary

SENDERO CARLSBAD MIDSTREAM, LLC
SENDERO CARLSBAD FINANCE, LLC

By: Sendero Midstream Holdings, LLC, its Sole Member

By:    /s/ Michael K. Post
Name:    Michael K. Post
Title:    Vice President, Associate General Counsel & Corporate Secretary
Signature Page to Crestwood 2031 Supplemental Indenture

CRESTWOOD PERMIAN BASIN HOLDINGS LLC

By:    /s/ Michael K. Post
Name:    Michael K. Post
Title:    Vice President, Associate General Counsel & Corporate Secretary

CPB SUBSIDIARY HOLDINGS LLC

By:    /s/ Michael K. Post
Name:    Michael K. Post
Title:    Vice President, Associate General Counsel & Corporate Secretary

CRESTWOOD NEW MEXICO PIPELINE LLC
CPB TRANSPORTATION & MARKETING LLC
CPB OPERATOR LLC
CPB WATER LLC

By: CPB Subsidiary Holdings LLC, its sole member

By:    /s/ Michael K. Post
Name:    Michael K. Post
Title:    Vice President, Associate General Counsel & Corporate Secretary

CPB BOWSER SWD #1 LLC
CPB BOWSER SWD #2 LLC

By: CPB Water LLC, its sole member

By: CPB Subsidiary Holdings LLC, its sole member

By:    /s/ Michael K. Post
Name:    Michael K. Post
Title:    Vice President, Associate General Counsel & Corporate Secretary

Signature Page to Crestwood 2031 Supplemental Indenture

SCHEDULE A
1.    ARROW FIELD SERVICES, LLC
2.    ARROW MIDSTREAM HOLDINGS, LLC
3.    ARROW PIPELINE, LLC
4.    ARROW WATER, LLC
5.    ARROW WATER SERVICES LLC
6.    BEARTOOTH DEVCO LLC
7.    BIGHORN DEVCO LLC
8.    BOBCAT DEVCO LLC
9.    CMLP TRES MANAGER LLC
10.    CMLP TRES OPERATOR LLC
11.    CRESTWOOD APPALACHIA PIPELINE LLC
12.    CRESTWOOD ARKANSAS PIPELINE LLC
13.    CRESTWOOD CRUDE LOGISTICS LLC
14.    CRESTWOOD CRUDE SERVICES LLC
15.    CRESTWOOD CRUDE TERMINALS LLC
16.    CRESTWOOD CRUDE TRANSPORTATION LLC
17.    CRESTWOOD DAKOTA PIPELINES LLC
18.    CRESTWOOD ENERGY SERVICES LLC
19.    CRESTWOOD MARCELLUS MIDSTREAM LLC
20.    CRESTWOOD MARCELLUS PIPELINE LLC
21.    CRESTWOOD MIDSTREAM OPERATIONS LLC
22.    CRESTWOOD OPERATIONS LLC
23.    CRESTWOOD PANHANDLE PIPELINE LLC
24.    CRESTWOOD PIPELINE LLC
25.    CRESTWOOD SALES & SERVICES INC.
26.    CRESTWOOD SERVICES LLC
27.    CRESTWOOD TRANSPORTATION LLC
28.    E. MARCELLUS ASSET COMPANY, LLC
29.    FINGER LAKES LPG STORAGE, LLC
30.    STELLAR PROPANE SERVICE, LLC
31.    PANTHER DEVCO LLC
32.    ROUGH RIDER MIDSTREAM SERVICES LLC
33.    ROUGH RIDER OPERATING LLC
34.    CRESTWOOD SENDERO GP LLC
35.    SENDERO MIDSTREAM PARTNERS, LP
36.    SENDERO MIDSTREAM HOLDINGS, LLC
37.    SENDERO CARLSBAD MIDSTREAM, LLC
38.    SENDERO CARLSBAD FINANCE, LLC

Schedule A-1